Exhibit 10.67

                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT ("Agreement") is made effective as of the 31st day of October, 2003, by and between KRONOS ADVANCED TECHNOLOGIES, INC., a Nevada corporation (the "Company") and STEVEN G. MARTIN and JOSHUA B. SCHEINFELD, each a resident of the State of Illinois (collectively "Consultant").

         WHEREAS, the Company is a publicly traded company engaged, through its wholly owned subsidiary, Kronos Air Technologies, Inc., in the business of the development and commercialization of a proprietary air movement and purification technology known as Kronos(TM) (the "Business");

         WHEREAS, Consultant has unique experience, knowledge and skills in order to enhance the operation of the Business;

         WHEREAS, the Company desires to obtain the benefits of Consultant's experience and know-how in connection with the operation of the Business, and accordingly, the Company has offered to engage Consultant to render consulting and advisory services to the Company on the terms and conditions hereinafter set forth;

         WHEREAS, Consultant desires to accept such engagement upon such terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Consultant agree as follows:

1. Consulting Terms and Duties. Upon the terms and conditions set forth herein, the Company hereby retains and engages Consultant as an independent contractor, and Consultant hereby accepts such retention and engagement as an independent contractor, and agrees to render such advisory and consulting services to the Company with respect to matters pertaining to the Business as shall be specified from time to time by the Company's President and/or such other officer(s) as the Company's Board of Directors shall designate to have principal responsibility for the operation of the Business.

2. Term. The term of this Agreement shall be for 10 months from the date hereof (the "Term").

     3. Services and Compensation.

     3.1. Services. Consultant shall (i) advise the Company with respect to operations, strategy, capital structure and other matters pertaining to the Business as shall be specified from time to time by the Company's President and/or such other officer(s) as the Company's Board of Directors shall designate to have principal responsibility for the operation of the Business and (ii) assist in reviewing and negotiating material financial transactions.

3.2. Consulting Fees. In consideration for the availability of Consultant during the term hereunder and the services rendered pursuant to this Agreement, promptly after the execution of this agreement, the Company will issue to Consultant as payment 360,000 unregistered, fully paid and non-assessable shares of Common Stock of the Company (the "Shares"). The Shares shall be issued in certificated form and shall bear the following restrictive legend:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF HOLDER'S COUNSEL, IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT."

         Immediately upon the execution of this Agreement, the Company shall deliver to its transfer agent a letter in the form as set forth as Exhibit A attached hereto with respect to the issuance of the Shares.

3.3. Reimbursement of Expenses. The Company shall reimburse Consultant for those reasonable and necessary out-of-pocket expenses which have been approved by the President of the Company prior to their incurrence and which have been incurred by Consultant in connection with the rendering of services hereunder. Any reimbursement to be made by the Company pursuant to this Section shall be made following submission to the Company by Consultant of reasonable documentation of the expenses incurred.

3.4. Registration. The Consultant is hereby granted customary piggyback registration rights with respect to the Shares other than a registration statement on Form S-8.

     4. Representations, Covenants and Warranties of Consultant.

4.1. Authority Relative to This Agreement. Consultant has full right and capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Consultant, the performance by Consultant of its obligations hereunder and the consummation by Consultant of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of Consultant as are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Consultant and constitutes the legal, valid and binding obligations of Consultant, enforceable against Consultant in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws of general application affecting the enforcement of creditors' rights generally.

4.2. Execution; No Inconsistent Agreements, Etc. The execution and delivery of this Agreement by Consultant does not, and the consummation of the transactions contemplated hereby will not, constitute a breach, violation or a default under any of the terms, conditions or provisions of (or an act or omission that would give rise to any right of termination, cancellation or acceleration under) any material note, bond, mortgage, lease, indenture, agreement or obligation to which Consultant and/or any affiliate of Consultant is a party or pursuant to which Consultant and/or any affiliate of Consultant otherwise receives benefits.

     5. Representations, Covenants and Warranties of the Company.

5.1. Organization. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada. The Company is in good standing in the State of Nevada.

5.2. Authority Relative to This Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of the Company as are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws of general application affecting the enforcement of creditors' rights generally.

5.3. Issuance of Shares. The Shares will be, as of the date hereof, duly and validly authorized and issued, fully paid and non-assessable, and will be issued to Consultant free of all encumbrances, claims and liens whatsoever.

     6. Nondisclosure Covenants.

6.1. Nondisclosure of Confidential Information.

                           (a) Consultant recognizes and acknowledges that
certain knowledge and information which it has acquired or developed relating to the Business, including its pricing and quotation techniques, costs, developments, activities or products of the Business or the business affairs of any Person doing business with the Company, such as, but not limited to, customer and vendor lists, cost and selling and service prices for specific customers, customers' needs and requirements, and all inventions, ideas, know how, discoveries, creations, developments, improvements, designs, patents and processes so acquired (hereinafter collectively referred to as "Confidential Information") are the valuable property of the Company and shall be held by Consultant in confidence and trust for the sole benefit of the Company.

                           (b) Consultant agrees not to use, disclose, divulge
or publish, without the prior written consent of the Company, at any time during the term hereof or thereafter for a period of not less than five (5) years following completion of the Term, any Confidential Information. Provided, however, that Confidential Information shall not include
(a) information which is known to the public or is generally known within the industry of businesses comparable to the Business (other than as a result of Consultant's violation of this covenant) or (b) information which Consultant is required to disclose pursuant to law or order of a court having jurisdiction over Consultant (provided that Consultant offers the Company an opportunity to obtain an appropriate protective order or administrative relief against disclosure of such Confidential Information).

6.2. Property of the Business. All memoranda, notes, lists, records and other documents or papers (and all copies thereof), including such items stored in computer memories, or microfiche or by any other means, made or compiled by or on behalf of Consultant in connection with the rendering by Consultant of consulting services hereunder, or made available by the Company to Consultant relating to the Business of the Company, are and shall be the Company's property and shall be delivered to the Company promptly on the request of the Company.

6.3. No Hiring or Solicitation of Employees. Consultant agrees that during the Term of this Agreement and for a five (5) year period thereafter Consultant shall not permit any of its affiliates to:

         (a) hire any Specified Employee (as defined below), or

         (b) directly or indirectly, personally or through others, encourage, induce, attempt to induce, solicit or attempt to solicit (on Consultant's own behalf or on behalf of any other Person) any Specified Employee or any other employee of the Company to leave his or her employment with the Company.

         (c) For purposes of this Section 6.3, "Specified Employee" shall mean any individual who: (i) is or was an employee of the company on the date of this Agreement or during the 180-day period ending on the date of this Agreement, and
(ii) remains or becomes an employee of the Company on the date of this Agreement or at any time during the Term of this Agreement and for a five (5) year period thereafter.

6.4. Rights and Remedies Upon Breach. If Consultant breaches, or threatens to commit a breach of, any of the provisions of Section 6.1, 6.2 or 6.3 (the "Nondisclosure Covenants"), the Company shall have the right and remedy to have the Nondisclosure Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Nondisclosure Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company. Accordingly, Consultant agrees that if it breaches or threatens to breach any of the provisions of the Nondisclosure Covenants it will consent to the issuance of a temporary and/or permanent injunction by any court of competent jurisdiction (without the posting of a bond) enjoining Consultant from such breach of the Nondisclosure Covenants. The Company shall also have any other rights and remedies available to it under law or in equity.

6.5. Severability of Covenants. Consultant acknowledges and agrees that the Nondisclosure Covenants are reasonable and valid in scope and in all other respects. If any court determines that any of the Nondisclosure Covenants or any part thereof, is invalid or unenforceable, the remainder of the Nondisclosure Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

         7.       Intellectual Property Covenants

                   7.1 Consultant covenants and agrees that any works of authorship, work product, materials, copyrights, discoveries, improvements, inventions and/or patent rights and anything else that Consultant may make or acquire, either solely or jointly with others, which result from Consultant's contact with Company personnel and operation or from Consultant's work for Company, during the term of this Agreement or while engaged upon the consulting work under this Agreement, and for six (6) months thereafter, and which relates solely and exclusively to the Business, shall be the exclusive property of Company and agrees to assign, and by these presents does hereby assign and transfer all his entire right, title and interest in and to such inventions, improvements and patent rights to Company, its successors and assigns, and Consultant agrees upon the request of Company to execute and deliver all documents and perform such acts necessary or advisable to secure to Company, its successors and assigns or its nominee without payment of additional consideration therefor other than the payment for said consulting services as herein provided, the entire right, title and interest in and to said discoveries, improvements and inventions, including applications for and/or Letters Patent of the United States and countries foreign thereto provided the cost of preparing such papers, assignments and applications for Letters Patent and the prosecution and maintenance of said applications for and/or Letters Patent and all proceedings and litigation is borne by Company or its nominee.

         It is understood that any obligation Consultant may now have to assign inventions to Company is not waived or changed by terms of this Agreement.

                   7.2 Consultant agrees that any and all information including know-how and trade secrets that may be imparted to him by Company as well as Consultant's advice, recommendations and opinions resulting from such consulting service shall be maintained confidential and secret and Consultant shall not use or disclose said information to others except officials and duly authorized employees and representatives of Company, except with prior written consent and approval of Company.

                   7.3 Consultant shall at any time during and after the term of this Agreement, upon the request and the expense of the Company, execute and deliver any and all papers, and do any and all lawful acts that may be necessary or desirable in the opinion of the Company:

                          (a) To obtain letters patent, both domestic and
foreign on said inventions;

                          (b) To secure, establish and maintain title in the
Company, its successors and assigns, to said inventions, applications and letters patent, including making such title of lawful and public record;

                          (c) To cooperate fully with the Company, both during
and after the term of this Agreement, with respect to the procurement, perfection of title, maintenance and enforcement of copyrights, patents and other intellectual property rights (both in the United States and foreign countries) relating to developments or inventions; to sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any development or invention.

                          d. To defend, establish or otherwise preserve the
validity of said letter patent against any and all infringers.
                  7.4 Consultant shall promptly disclose to the Company or its designees, in writing, all inventions (provided such inventions are related to the Business) made or conceived, either solely or jointly with others, during the term of this Agreement and for six (6) months thereafter.

                  7.5 Consultant shall turn over promptly to the Company all plans, notes, blueprints, designs, models, laboratory notebooks, etc., relating to inventions related to the Business and Consultant hereby assigns, sells, transfers and sets over unto the Company all right, title and interest in and to said plans, notes, blueprints, designs, models, laboratory notebooks, etc.

                  7.6 It is hereby understood and agreed that this Agreement is not an employment Agreement, and Consultant shall at no time and under no circumstances be deemed an employee or agent of Company; that Consultant is an independent contractor and Company shall exercise no immediate control over Consultant. Company shall not be liable for any injury (including death) to Consultant or others, workmen's compensation, employer's liability, social security, withholding tax, or other taxes of similar nature for or on behalf of Consultant or any other person, persons, firms or corporations consulted by Consultant in carrying out this Agreement. It is understood, however, that should Company be held liable for any social security, withholding or other taxes of a similar nature on behalf of Consultant, then Company shall have the right to recover an equivalent amount from said Consultant.

                  7.7 It is specifically understood that Consultant shall not have the authority to accept legal service of process or have power to bind or commit Company to any contractual obligations.

         8. Miscellaneous.

                           (a) Notices. Any notice or other communication
required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission (with a copy also sent by another means herein provided for), sent by certified, registered or express mail, postage prepaid or sent by reputable air courier. Any such notice shall be deemed given when so delivered personally or sent by facsimile transmission (with issuance by the transmitting machine of a confirmation of successful transmission) or, if mailed, five days after the date of deposit in the United States mail or, if sent by courier, two days after the date of deposit with much courier, addressed as follows:


           If to the Company, to:     Kronos Advanced Technologies, Inc.
                                      464 Common Street, Suite 301
                                      Belmont, MA 02478
                                      Telephone:        617-993-9980
                                      Facsimile:        617-993-9985
                                      Attention:        Daniel R.  Dwight

           If to Consultant, to:      Steven G.  Martin or Joshua B. Scheinfeld
                                      222 Merchandise Mart Plaza, Suite 9-112
                                      Chicago, Illinois 60654
                                      Telephone:        312-644-6644
                                      Facsimile:        312-644-6244

         Any party may change its address for notice hereunder by notice to the other party hereto given in accordance herewith.

                           (b) Assignability. This Agreement shall not be
assignable by either party hereto without the prior written consent of the other party, and any such purported assignment shall be void ab initio.

                           (c) Governing Law. The parties agree that this
Agreement shall be construed and governed in accordance with the internal laws of the State of Illinois without giving effect to principles of conflicts of laws.

                           (d) Binding Effect. This Agreement shall be binding
upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, executors, administrators, successors and permitted assigns.

                           (e) Counterparts. This Agreement may be executed
simultaneously in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                           (f) Entire Agreement. This Agreement represents the
entire agreement and understanding of the parties hereto with respect to the matters set forth herein. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between parties, written or oral, relating to the subject matter of this Agreement. This Agreement may be amended, superseded, cancelled, renewed, or extended and the terms hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance.

                           (g) Waivers. No delay on the part of any party in
exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

                           (h) Headings. The headings in this Agreement are
inserted for convenience only and are not to be considered in the interpretation or construction of the provisions hereof.

                           (i) Definitions of "Person". As used herein, the term
"Person" shall mean any individual,
corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental or regulatory body or any political subdivision thereof.


IN WITNESS WHEREOF, the Company and Consultant have signed this Agreement as of the day and year written above.

                          SIGNATURES ON FOLLOWING PAGE

                                             COMPANY:

                                             KRONOS ADVANCED TECHNOLOGIES, INC.

                                 By:      /s/Daniel R. Dwight
                                             ----------------------
                                 Name:       Daniel R.  Dwight
                                             Its: President and
                                             Chief Executive Officer


                                             CONSULTANT:


                                          /s/Steven G. Martin
                                             ------------------
                                             Steven G.  Martin


                                          /s/Joshua B. Scheinfeld
                                             -----------------------
                                             Joshua B.  Scheinfeld

                                    EXHIBIT A

 FORM OF LETTER TO THE TRANSFER AGENT FOR THE ISSUANCE OF THE SHARES AT SIGNING
                          OF THE CONSULTING AGREEMENT

                              [COMPANY LETTERHEAD]


October 31, 2003

TRANSFER AGENT
=================

Re: Issuance of Common Shares to Steven G. Martin and Joshua B. Scheinfeld

Dear _______,

         On behalf of KRONOS ADVANCED TECHNOLOGIES, INC. (the "Company"), you are hereby instructed to issue as soon as possible 360,000 shares of our common stock in the name of "Steven G. Martin and Joshua B. Scheinfeld." The share certificate should be dated October 31, 2003. I have included a true and correct copy of a unanimous written consent executed by all of the members of the Board of Directors of the Company adopting resolutions approving the issuance of these shares. The shares should be issued subject to the following restrictive legend:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF HOLDER'S COUNSEL, IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.


The share certificate should be sent to the following address:

                           Steven Martin and Joshua B. Scheinfeld
                           222 Merchandise Mart Plaza, Suite 9-112
                           Chicago, IL 60654


Thank you very much for your help. Please call me at ______________ if you have any questions or need anything further.


KRONOS ADVANCED TECHNOLOGIES, INC.


BY:_____________________________
         [name]
         [title]